EXHIBIT 23.1

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 DAVIDSON & COMPANY     Chartered Accountants          A Partnership of Incorporated Professionals
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July 3, 2001


CASCADIA CAPITAL CORPORATION
c/o 1000 - 409 Granville Street
Vancouver, BC
V6C 1T2

RE:  FORM SB-2
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Dear Sirs:

We refer to the Form SB-2 Registration Statement of Cascadia Capital Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated November 22, 2000 in connection with the preparation of the Form SB-2. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.

Davidson & Company consents to the filing of this consent letter as an exhibit to the Registration Statement and consents to the reference to our firm in the Registration Statement.





                                                           /s/Davidson & Company
                                                              DAVIDSON & COMPANY
Vancouver, Canada                                          Chartered Accountants



                          A Member of SC INTERNATIONAL
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       Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                                             Telephone (604) 687-0947 Fax (604) 687-6172
